Exhibit (7)(ll)

AMENDMENT TO FUND PARTICIPATON AGREEMENT

Among

THIRD AVENUE MANAGEMENT LLC

and

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

For good and valuable  consideration,   the receipt  of which  is hereby acknowledged,    the parties  agree to amend  the May 1, 2003  Fund  Participation Agreement   among  Third Avenue  Management   LLC (the “Advisor”)  and Jefferson National  Life  Insurance  Company  (the “Insurance  Company”)  is effective December 9, 2014.

The Agreement is amended as follows:

1.              Effective January 1, 2015, Jefferson National Life Insurance Company of New York is hereby added as a party to the agreement. All references to the Company shall be deemed to include Jefferson National Life Insurance Company of New York.

2.              All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment #2 to be executed in its name and on behalf of its duly authorized representative as of the date specified above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY

By:
Name:	Craig A. Hawley
Title:	General Counsel & Secretary
Date:

JEFFERSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By:
Name:	Craig A. Hawley
Title:	General Counsel & Secretary
Date:

THIRD AVENUE MANAGEMENT LLC
By:
Name:
Title:
Date:

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